As filed with the Securities and Exchange Commission on November 28, 2023

Registration No. 333-82666
Registration No. 333-113058
Registration No. 333-113061
Registration No. 333-113227
Registration No. 333-137302
Registration No. 333-138038
Registration No. 333-142073
Registration No. 333-142075
Registration No. 333-147113
Registration No. 333-156661
Registration No. 333-163121
Registration No. 333-163122
Registration No. 333-163123
Registration No. 333-167891
Registration No. 333-169658
Registration No. 333-187239
Registration No. 333-236758
Registration No. 333-271590

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-82666
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-113058
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-113061
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-113227
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3MEF NO. 333-137302
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-138038
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-142073
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-142075
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-147113
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-156661
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-163121
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-163122
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-163123
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-167891
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-169658
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-187239
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-236758
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-271590

UNDER
THE SECURITIES ACT OF 1933

HERSHA HOSPITALITY TRUST
(Exact name of Registrant as specified in its charter)

Maryland	25-1811499
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

44 Hersha Drive
Harrisburg, PA 17102
(717) 236-4400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nolen Taylor
c/o KSL Capital Partners VI, L.P.
100 Saint Paul Street, Suite 800
Denver, Colorado 80206
(720) 284-6400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

William B. Brentani
Daniel N. Webb
Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, California 94304
(650) 251-5000

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 and S-3MEF (each, a “Registration Statement” and collectively, the “Registration Statements”) filed by Hersha Hospitality Trust, a Maryland real estate investment trust (the “Registrant”) with the U.S. Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-82666, filed with the SEC on February 13, 2002;

•	Registration Statement No. 333-113058, filed with the SEC on February 24, 2004;

•	Registration Statement No. 333-113061, filed with the SEC on February 24, 2004, as amended March 31, 2004;

•	Registration Statement No. 333-113227, filed with the SEC on March 2, 2004, as amended March 31, 2004;

•	Registration Statement No. 333-137302, filed with the SEC on September 14, 2006;

•	Registration Statement No. 333-138038, filed with the SEC on October 17, 2006, as amended November 21, 2006;

•	Registration Statement No. 333-142073, filed with the SEC on April 12, 2007;

•	Registration Statement No. 333-142075, filed with the SEC on April 12, 2007;

•	Registration Statement No. 333-147113, filed with the SEC on November 2, 2007;

•	Registration Statement No. 333-156661, filed with the SEC on January 9, 2009;

•	Registration Statement No. 333-163121, filed with the SEC on November 13, 2009;

•	Registration Statement No. 333-163122, filed with the SEC on November 13, 2009;

•	Registration Statement No. 333-163123, filed with the SEC on November 13, 2009;

•	Registration Statement No. 333-167891, filed with the SEC on June 30, 2010, as amended August 18, 2010;

•	Registration Statement No. 333-169658, filed with the SEC on September 29, 2010;

•	Registration Statement No. 333-187239, filed with the SEC on March 13, 2013;

•	Registration Statement No. 333-236758, filed with the SEC on February 28, 2020, as amended May 11, 2020; and

•	Registration Statement No. 333-271590, filed with the SEC on May 3, 2023.

On November 28, 2023, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 27, 2023, by and among the Registrant, Hersha Hospitality Limited Partnership, a Virginia limited partnership and a subsidiary of the Registrant (“Company OP”), 1776 Portfolio Investment, LLC, a Delaware limited liability company (“Parent”), 1776 Portfolio REIT Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“REIT Merger Sub”) and 1776 Portfolio OP Merger Sub, LP, a Virginia limited partnership and subsidiary of Parent (“OP Merger Sub”), (i) OP Merger Sub was merged with and into Company OP (the “Partnership Merger”) and (ii) immediately following the Partnership Merger, the Registrant was merged with and into REIT Merger Sub (the “Company Merger” and together with the Partnership Merger, the “Mergers”).

In connection with the closing of the Mergers, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance but remain unsold or otherwise unissued at the termination of the offerings, the Registrant hereby removes from registration all securities that were registered but unsold under the Registration Statements as of the date hereof.

The foregoing description of the Mergers, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 28, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on this 28th day of November, 2023.

HERSHA HOSPITALITY TRUST

By:	/s/ Nolen Taylor
Name:	Nolen Taylor
Title:	Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.